UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2015

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On December 14, 2015, Roger W. Ferguson and Eric D. Sprunk were appointed to the Board of Directors of General Mills, Inc. (the “Company”).  Prior to their appointments, the Board made the determination that Mr. Ferguson and Mr. Sprunk qualify as independent directors in accordance with the New York Stock Exchange Listing Standards.  Mr. Ferguson was named to the Board’s Corporate Governance and Finance Committees, and Mr. Sprunk was named to the Board’s Audit and Public Responsibility Committees.

Each director’s compensation for Board service is consistent with the arrangements described in the Company’s definitive proxy statement filed on August 17, 2015, under “Director Compensation,” including a grant to each director of restricted stock units with a grant date fair value of approximately $180,000 at his first board meeting.

Item 8.01                                           Other Events

Biographical information for Roger W. Ferguson and Eric D. Sprunk is furnished in the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of General Mills, Inc. dated December 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2015

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
Name: Richard C. Allendorf
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of General Mills, Inc. dated December 15, 2015